Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1) Registration Statement (Form S-8 No. 333-251343) pertaining to the AIR 401(k) Retirement Plan (formerly known as Aimco 401(k) Retirement Plan),

(2) Registration Statement (Form S-8 No. 333-251344) pertaining to the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan and Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan, and

(3) Registration Statement (Form S-8 No. 333-251345) pertaining to the Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan;

of our reports dated March 12, 2021 with respect to the consolidated financial statements and the financial statement schedule of Apartment Income REIT Corp. and the effectiveness of internal control over financial reporting of Apartment Income REIT Corp. included in this Annual Report (Form 10-K) of Apartment Income REIT Corp. for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Denver, Colorado

March 12, 2021